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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-209648 on Form S-4 of our report dated February 23, 2016, relating to the financial statements of the Shire Income Access Share Trust appearing in the Annual Report on Form 10-K of Shire plc for the year ended December 31, 2015, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte LLP

London, United Kingdom

March 25, 2016

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM